Pricing Supplement No.             c04-0504

            Pricing Supplement Dated:          May 4, 2004
            Rule 424(b)(3)
            File No.                           333-106272

            (To Prospectus Supplement Dated September 22, 2003
            and Prospectus Dated June 30, 2003)

            $5,000,000,000
            Citigroup Global Markets Holdings Inc.
            Retail Medium-Term Notes, Series C
            Due Nine Months or More From Date of Issue

            Trade Date:                        May 4, 2004
            Issue Date:                        May 7, 2004
            Settlement Date:                   May 7, 2004
            Following Business Day Convention

            Form of Note:                      Global/Book-Entry Only
            Calculation Agent:                 Citibank
            Minimum Denominations/Increments:  $1,000

            Purchasing Agent: Citigroup, acting as principal

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            CUSIP:                             17307XCZ2
            Aggregate Principal Amount:        USD 1,926,000.00
            Price to Public:                   100%
            Concession:                        0.6000%
            Net Proceeds to Issuer:            USD 1,914,444.00
            Interest Rate (per annum):         3.1500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Monthly
            First Interest Payment Date:       June 15, 2004
            Maturity Date:                     November 15, 2007
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            Other Info

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            CUSIP:                             17307XDA6
            Aggregate Principal Amount:        USD 669,000.00
            Price to Public:                   100%
            Concession:                        1.0000%
            Net Proceeds to Issuer:            USD 662,310.00
            Interest Rate (per annum):         3.8000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       November 15, 2004
            Maturity Date:                     May 15, 2009
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Not Callable

            Other Info

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            CUSIP:                             17307XDB4
            Aggregate Principal Amount:        USD 1,549,000.00
            Price to Public:                   100%
            Concession:                        1.7000%
            Net Proceeds to Issuer:            USD 1,522,667.00
            Interest Rate (per annum):         5.2500%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Quarterly
            First Interest Payment Date:       August 15, 2004
            Maturity Date:                     May 15, 2016
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info

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            CUSIP:                             17307XDC2
            Aggregate Principal Amount:        USD 6,060,000.00
            Price to Public:                   100%
            Concession:                        2.0000%
            Net Proceeds to Issuer:            USD 5,938,800.00
            Interest Rate (per annum):         5.2500%
            Coupon Type:                       STEP-UP
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       November 15, 2004
            Maturity Date:                     May 15, 2019
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info Initial coupon: 5.25%; Step-ups: 5.75% on
                       05/15/2009; 6.25% on 05/15/2014

            --------------------------------------------------------------

            CUSIP:                             17307XDD0
            Aggregate Principal Amount:        USD 4,458,000.00
            Price to Public:                   100%
            Concession:                        2.5000%
            Net Proceeds to Issuer:            USD 4,346,550.00
            Interest Rate (per annum):         5.7000%
            Coupon Type:                       FIXED
            Interest Payment Frequency:        Semiannual
            First Interest Payment Date:       November 15, 2004
            Maturity Date:                     May 15, 2024
            Product Ranking:                   Senior Unsecured
            Survivor's Option:                 Yes

            Redemption Information:            Subject to redemption
            at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning May 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

            Other Info